Exhibit 10.23

LAROSA REALTY CORP.

1420 Celebration Blvd, 2nd Floor, Celebration, Florida 34747

RENEWAL NOTE

Due March 30, 2022

$40,000.00	As of July 15, 2021

FOR VALUE RECEIVED, LAROSA REALTY CORP., with an address of 1420 Celebration Blvd, 2nd Floor, Celebration, Florida 34747; (the “Maker”), promises to pay ELP GLOBAL PLLC, with an address of 7901 Kingspointe Parkway Ste 8 Orlando FL 32819 (“Holder”), the principal sum of Forty Thousand Dollars ($40,000.00), or as much thereof as is outstanding, with interest on the outstanding principal balance as set forth herein, from July 15, 2021 until fully paid with interest.

1.       Payment.

a.       This Note shall mature and Maker agrees to pay in full all outstanding principal evidenced by this Note, together with all accrued and unpaid interest thereon, on the 30th day of March, 2022 (the “Maturity Date”). Principal and any interest payable hereunder shall be payable in lawful currency of the United States of America to Holder at such place designated by Holder in writing, in immediately available (same day) funds without deduction for or on account of any present or future taxes, duties or other charges levied or imposed on this Note or the proceeds hereof.

b.       Interest shall accrue at a fixed rate of Eighteen percent (18.0%) per annum on the outstanding principal balance. Interests and principal shall be paid on the Maturity Date. In the event an interest payment is more than seven (7) days late, then Maker shall incur a late payment penalty of five percent (5%) of the amount of the late interest payment. In the event of payment for a fraction of a month, such payment shall be pro-rated based on the actual number of days in the month for which this Note is outstanding.

2.       Prepayment. Maker, at its option, may prepay at any time together with the unpaid interest on the principal amount accrued to the date of such prepayment. All payments made hereunder shall be applied first to the payment of unpaid interest, and the balance thereof shall be applied to the principal balance due under this Note.

3.       Default. The occurrence of any one of more of the following shall constitute a default hereunder (“Event of Default”): (a) failure of Maker to pay to Holder any amounts due pursuant to this Note when the same shall become due; or (b) failure of Maker to timely pay or perform any other agreement of Maker under this Note; or (c) the filing of any petition under the Bankruptcy Code, or any similar federal or state debtor-creditor statutes by or against Maker; or (d) an application for the appointment of a receiver for Maker, the making of a general assignment for the benefit of creditors by, or the insolvency of, Maker; or (e) the entry of a judgment or the issuance of a writ of attachment against Maker. At any time after the occurrence of an Event of Default, the indebtedness evidenced by this Note and/or any note(s) or other obligations which may be taken in renewal, extension, substitution or modification of all or any part of the indebtedness evidenced hereby or thereby, shall, after a thirty (30) day grace period, at the option of Holder, immediately become due and payable without demand upon or notice to Maker, and Holder shall be entitled to exercise the other remedies as provided by law or in equity. Any amount of principal and/or interest evidenced by this Note which is not paid when the same is due (either due to an Event of Default or otherwise), whether prior to or at stated maturity, by acceleration or otherwise, shall bear interest from the date due until such amount is paid in full at a rate equal to the lesser of (i) eighteen percent (18%) and (ii) the maximum rate permitted by applicable law.

Convertible Note

4.       Waiver by Maker. All parties to this Note, including any sureties or endorsers hereby waive presentment for payment, demand, protest, notice of dishonor, notice of acceleration of maturity, and all defenses on the ground of extension of time for payment hereof, and agree to continue and remain bound for the payment of principal, interest and all other sums payable hereunder, notwithstanding any change or changes by way of release, surrender, exchange or substitution of any security for this Note or by way of any extension or extensions of time for payment of principal or interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice to or consent of any of them. The rights and remedies of Holder as provided herein shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of Holder, and may be exercised as often as occasion therefore shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

5.       Collection Expense. Maker hereby agrees to pay all out-of-pocket costs and expenses, including attorneys' fees, incurred by Holder in connection with the collection of the indebtedness evidenced by this Note (including any accrued and unpaid interest), any modification hereof, or in enforcing or protecting any of the rights, powers, remedies and privileges of Holder hereunder. As used in this Note, the term “attorneys’ fees” shall include those incurred at any time whether prior to the commencement of judicial proceeding and/or thereafter at the trial and/or appellate proceedings and/or in pre- and post judgment or insolvency, bankruptcy, administrative, regulatory or investigative proceedings. In addition, a bad check fee in the amount of $50.00 will be due and payable for any checks presented to Holder that are rejected by Holder’s bank due to insufficient funds of Maker.

6.       No Waiver by Holder. No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or of any right under this Note. No waiver shall be binding upon Holder, unless in writing signed by an authorized officer of Holder.

7.       Maximum Interest. Holder does not intend to violate any applicable usury laws. Accordingly, all agreements between Maker and Holder are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the money to be advanced hereunder (including all interest on this Note, and the aggregate of all other amounts taken, reserved or charged pursuant to this Note which, under applicable laws is or may be deemed to be interest) exceed the maximum rate allowed by applicable law. If, from any circumstances whatsoever, fulfillment of any obligation hereof at the time performance of such obligation shall be due, shall cause the effective rate of interest upon the sums evidenced by this Note to exceed the maximum rate of interest allowed by applicable law, then the obligation to be fulfilled shall be reduced automatically to the extent necessary to prevent that effective rate of interest from exceeding the maximum rate allowable under applicable law and to the extent that Holder shall receive any sum which would constitute excessive interest, such sum shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal, the excess shall be refunded to Maker.

Convertible Note

8.       Jurisdiction. The parties hereto hereby irrevocably submit in any suit, action or proceeding arising out of or relating to this Note or any transactions contemplated hereby to the jurisdiction of the courts of the State of Florida and waive any and all objections to such jurisdiction or venue that they may have under the laws of any state or country, including, without limitation, any argument that jurisdiction, situs and/or venue are inconvenient or otherwise improper. Each party further agrees that process may be served upon such party in any manner authorized under the laws of the State of Florida, and waives any objections that such party may otherwise have to such process. Holder agrees to irrevocably designate an agent for the purposes of receiving service of process in Florida and waives all objections respecting service of process on such agent.

MAKER HEREBY, AND HOLDER BY ITS ACCEPTANCE OF THIS NOTE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER EXTENDING THE CREDIT EVIDENCED BY THIS NOTE.

9.       Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the Sate of Florida, without regard to the principals of conflicts of laws thereunder. If any provision of this Note shall be deemed unenforceable under applicable law, such provision shall be ineffective, but only to the extent of such unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Note.

10.       General Provisions. Time shall be of the essence with respect to the terms of this Note. This Note cannot be changed or modified orally.

IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered by its duly authorized officer as of the 8 day of October, 2021.

LAROSA REALTY CORP.

By:	/s/ Joseph Larosa
JOSEPH LAROSA

Convertible Note

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